EXHIBIT 99.1

Homeland Security Capital Corp. Ticker Symbol Changes to HMSC

Arlington, VA, February 2, 2006 -- Homeland Security Capital Corp. (OTC Bulletin
Board: HMSC), a company focused on acquiring, developing and consolidating homeland security-related businesses, announced that its ticker symbol has been changed from CESY to HMSC effective today.

C. Thomas McMillen, chairman and CEO of Homeland Security Capital, said, "This symbol change is a natural progression resulting from our official name change from Celerity Systems. This is another step forward as a public company and supports our new strategy. This should remove any confusion arising from the previous ticker/company name disparity."

About Homeland Security Capital
Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security product and service solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues from promising security products and services but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows.

An  investment   profile  about  Homeland  Security  Capital  may  be  found  at
http://www.hawkassociates.com/Homelandsecurity/profile.htm.

For investor relations information regarding Homeland Security Capital, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at www.hawkassociates.com and www.americanmicrocaps.com.

Forward-looking statement: This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.